UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 19, 2011

FREDERICK’S OF HOLLYWOOD GROUP INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-5893	13-5651322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6255 Sunset Boulevard, Hollywood, CA	90028
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 466-5151

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 19, 2011, Frederick’s of Hollywood Group Inc. (“Company”) and Linda LoRe entered into a Transition Services, Separation Agreement and General Release (“Agreement”), attached hereto as Exhibit 10.1, pursuant to which the Company and Ms. LoRe mutually agreed that, effective September 2, 2011, Ms. LoRe will resign as President and a member of the Board of Directors of the Company and its subsidiaries.  Ms. LoRe will continue as a non-executive employee of the Company through January 20, 2012 (the “Separation Date”), during which period she will provide transition services to the Company and continue to receive her base salary of $400,000 per year and regular employee benefits.

In consideration for her provision of transition services to the Company, her continued cooperation in the process of transitioning her responsibilities, and her execution of general releases of claims in favor of the Company, Ms. LoRe will be eligible to receive the following separation benefits, the description of which is qualified in its entirety by reference to the Agreement:  (1) her base salary from the day after the Separation Date through July 28, 2012 of $207,692.31, which will be paid in accordance with the Company’s customary payroll procedures, subject to applicable deductions and withholdings; (2) the sum of $250,000, which will be paid in 15 equal installments of $16,666.67 in accordance with the Company’s customary payroll procedures, subject to applicable deductions and withholdings, beginning on the first payroll date following July 28, 2012; and (3) reimbursement by the Company to Ms. LoRe of (i) the portion of Ms. LoRe’s medical, dental and vision coverage that the Company paid during her employment, until the earlier of July 28, 2013 or the date Ms. LoRe becomes eligible for coverage under another group health plan, (ii) $3,000 of the cost of the premium for a life insurance policy to be owned by Ms. LoRe for the annual period commencing on March 27, 2012, and (iii) the cost of the premiums for group long-term disability and core life insurance policies through July 28, 2012.  In addition, consistent with the terms of Ms. LoRe’s prior agreements with the Company, an aggregate of 613,362 stock options with exercise prices ranging from $1.05 to $3.10 per share will be exercisable for a period of three (3) months after the Separation Date and 112,000 shares of restricted stock granted to Ms. LoRe will remain fully vested.

The Agreement is revocable by Ms. LoRe during the seven-day period following her execution of it (“Revocation Period”).  Upon the expiration of the Revocation Period, the Agreement will become effective and the Employment Agreement, dated as of December 22, 2010, between the Company and Ms. LoRe (“Employment Agreement”) will terminate in all respects, except that the Company’s obligations regarding indemnification, and Ms. LoRe’s obligation to maintain confidentiality of the Company’s information, survive the termination of the Employment Agreement.

On August 24, 2011, the Company issued a press release attached hereto as Exhibit 99.1, announcing the matters described in this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Transition Services, Separation Agreement and General Release, dated August 19, 2011, between the Company and Linda LoRe

99.1	Press release, dated August 24, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2011		FREDERICK’S OF HOLLYWOOD GROUP INC.

	By:	/s/ Thomas Rende
Thomas Rende
Chief Financial Officer
(Principal Financial and Accounting Officer)